UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

Clearfield, Inc.

(Exact name of registrant as specified in charter)

Minnesota	000-16106	41-1347235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 476-6866
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2025, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Clearfield, Inc. (the “Company”) approved and adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to implement proxy access, make changes in connection with the Securities and Exchange Commission rules regarding universal proxy cards (the “Universal Proxy Rules”), make changes in connection with the Minnesota Business Corporation Act exclusive forum provision, and to make certain other changes.

The amendments reflected in the Bylaws include the following, among others: (i) adding provisions to allow a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director-nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the director-nominee(s) satisfy the requirements specified in the Bylaws; (ii) adding a requirement that any director nominee proposed by a shareholder furnish to the Company, if requested, a completed and signed questionnaire required of the Company’s directors; (iii) adding a requirement that any shareholder who intends to solicit proxies in support of a director nominee certify to the Company that such shareholder has complied with or will comply with the requirements of the Universal Proxy Rules and, if requested by the Company, will provide reasonable evidence of such compliance no later than five business days prior to the date of the applicable meeting of shareholders; (iv) clarifying that the Company is allowed to consider certain shareholder nominations of director candidates to be null and void where any shareholder fails to comply with the Universal Proxy Rules; (v) adding a provision that any shareholder soliciting proxies from other shareholders must use a proxy card color other than white, which is reserved for exclusive use by the Board; (vi) clarifying that each meeting of shareholders will be presided over by a chairperson, who will be the Chairman of the Board, the Chief Executive Officer or such other officer of the Company as the Board designates as chairperson of the meeting, and clarifying certain other procedural aspects of the conduct of shareholder meetings; and (vii) adding a requirement that certain internal corporate claims be brought exclusively in the courts of the State of Minnesota and claims under the Securities Act of 1933 be brought exclusively in district courts of the United States. Additional minor amendments and conforming changes were made that do not materially affect the substance of the Bylaws.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Clearfield, Inc. Amended and Restated Bylaws as adopted December 10, 2025.

104	Cover Page Interactive Data File (included within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Cheryl Beranek
Dated: December 12, 2025		Cheryl Beranek, Chief Executive Officer